Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of November 14, 2007, by and among Anna Kazanchyan, M.D., with an address at 25 Allegra Court, White Plains, NY 10603 (“Kazanchyan”), Appian International, LLC, a New Mexico limited liability company with an address at 5 Viaggio Lane, Foothill Ranch, CA 92610 (“Appian”), Heratsi Pharmaceuticals, Inc., a Delaware corporation with an address at 933 Mamaroneck Avenue, Suite 103, Mamaroneck, NY 10543 (the “Company”) and Feldman Weinstein & Smith LLP, having an address at 420 Lexington Avenue, Suite 2620, New York, NY 10170 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Promissory Notes, Common Stock Purchase Agreement and Redemption Agreement referred to in the recitals. Hereinafter, Kazanchyan, Appian and the Company shall be referred to as the “Parties”, each a “Party.”

WHEREAS, the Escrow Agent has been advised that the Company has sold an aggregate of 14,000,000 shares (the “Appian Shares”) of its common stock, par value $.0001 per share (the “Common Stock”) to Appian in consideration for $16,700 cash and that certain promissory note in the principal amount of $33,300 issued by Appian in favor of the Company (the “Appian Note”), pursuant to that certain common stock purchase agreement, dated as of the date hereof, by and between the Company and Appian (the “Common Stock Purchase Agreement”);

WHEREAS, the Escrow Agent also has been advised that the Company has purchased an aggregate of 14,000,000 shares (the “Kazanchyan Shares” and together with the Appian Shares, the “Shares”) of Common Stock from Kazanchyan in consideration for $16,700 cash and that certain promissory note in the principal amount of $33,300 issued by the Company in favor of Kazanchyan (the “Kazanchyan Note” and together with the Appian Note, the “Notes”), pursuant to that certain redemption agreement, dated as of the date hereof, by and between the Company and Kazanchyan (the “Redemption Agreement”);

WHEREAS, the Parties have requested that the Escrow Agent hold in escrow and then distribute the Shares to be released to certain Parties pursuant to this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
TERMS OF ESCROW

1.1  The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Shares, as well as blank stock powers with respect thereto, pursuant to the terms hereof. The Shares and blank stock powers will be held by the Escrow Agent in a secured location.

1.2 The Shares shall be issued to the Parties and released by the Escrow Agent as follows:

(a)  If under the terms and conditions set forth in the Notes, the Common Stock Purchase Agreement and Redemption Agreement, a Party believes that certain Shares may be released from the Escrow Agent, then such Party (the “Requesting Party”) shall send written notice to the Escrow Agent via facsimile at (212) 997-4242 (the “Request Notice”). Such Request Notice shall constitute irrevocable instructions to the Escrow Agent to release and issue the Shares to the Party specified in the Request Notice.

(b) Upon receipt of the Request Notice, the Escrow Agent shall send written notice (the “Release Notice”) to all Parties except the Requesting Party (the “Remaining Parties”), indicating that it received the Request Notice to release the Shares. If the Remaining Parties each do not object in writing within three business days of receiving the Release Notice, the Escrow Agent shall release the Shares as provided for in the Request Notice.

(c) In the event the Escrow Agent shall receive written objection from either or both of the Remaining Parties within three business days from such Party’s receipt of the Release Notice, the Escrow Agent shall not release the Shares unless and until all of the Parties have sent written instruction (the “Instruction”) to the Escrow Agent by facsimile at (212) 997-4242 indicating that the Parties have reached an agreement concerning the Shares and instructing the Escrow Agent as to the disposition of the Shares. The Escrow Agent shall release the Shares in such manner as set forth in the Instruction. If the Escrow Agent does not receive an Instruction within five business days from the receipt of a written objection, Escrow Agent shall have the right, but not the obligation, to deposit the Shares with the clerk of a court in New York County, New York State and give written notice of such deposit to the Parties. Upon such deposit or other disbursement in accordance with the terms of this Agreement, Escrow Agent shall be relieved and discharged from all further obligations and responsibilities hereunder. The Escrow Agent shall not incur any liability whatsoever for acting upon any notice, direction, waiver, receipt, consent, certificate, authorization, power of attorney or other paper or document purporting and believed by the Escrow Agent to be genuine and to be signed and presented by the proper person or persons.

1.3 The parties acknowledge that, although the Escrow Agent is holding the Shares, the Escrow Agent is acting solely as a stakeholder at their request and for their convenience and that Escrow Agent shall not be liable to either party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this contract on the part of Escrow Agent.

ARTICLE II
MISCELLANEOUS

2.1 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2 Unless otherwise specified herein, all notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed properly given and received as set forth in the Note.

2.3 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors, assigns, heirs and legatees of the parties hereto.

2.4 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by their respective agents duly authorized in writing or as otherwise expressly permitted herein.

2.5 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

2.6 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York.

2.7 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, Appian, Kazanchyan and the Escrow Agent.

2.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, excepting only its own gross negligence or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law (other than Escrow Agent itself) shall be conclusive evidence of such good faith.

2.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Common Stock Purchase Agreement, Redemption Agreement or any documents or papers deposited or called for thereunder or hereunder.

2.11 The Escrow Agent shall be entitled to employ such legal counsel, and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Company, and may continue to act as legal counsel for the Company from time to time, notwithstanding its duties as the Escrow Agent hereunder. Each of the parties hereto consents to the Escrow Agent in such capacity as legal counsel for the Company and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Company and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

2.12 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company, Kazanchyan and Appian. In the event of any such resignation, the Company, Kazanchyan and Appian shall appoint a successor Escrow Agent.

2.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (i) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment of a board of arbitration or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (ii) to deliver the Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

2.15 The Company, Kazanchyan and Appian agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses (including reasonable attorneys’ fees) in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Common Stock Purchase Agreement and Note other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, nonappealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct of the Escrow Agent.

2.16  This Agreement and any amendment or modification of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of this 14th day of November, 2007.

PARTIES:

ANNA KAZANCHYAN, M.D.

By:  /s/ Anna Kazanchyan, M.D._______________
Anna Kazanchyan, M.D.

APPIAN INTERNATIONAL, LLC

By: /s/ Chris Lotito_____________________________
        Chris Lotito, Acting Manager

HERATSI PHARMACEUTICALS, INC.

By:  /s/ Anna Kazanchyan, M.D._________________
Anna Kazanchyan, M.D., President

ESCROW AGENT:

FELDMAN WEINSTEIN & SMITH LLP

By:  /s/ David N. Feldman_______________________
David N. Feldman, Partner